Exhibit 10.4

PROGRESSIVE GAMING INTERNATIONAL CORPORATION

DIRECTOR STOCK OPTION PLAN

STOCK OPTION AGREEMENT

DIRECTOR:

THIS STOCK OPTION AGREEMENT (“Agreement”) is made as of the Date of Issuance set forth below above, between Progressive Gaming International Corporation, a Nevada corporation (the “Company”), and the non-employee member of the Board of Directors of the Company named above (the “Optionee”) covering the issuance to the Optionee of a non-qualified stock option (the “Option”) under the Progressive Gaming International Corporation Director Stock Option Plan (as from time to time amended, the “Plan”).

1. Grant of Option. In consideration of the mutual covenants herein contained, as an inducement to the Optionee to remain in the service of the Company as a member of its Board of Directors and as an incentive for increased effort during such service, the Company hereby grants to the Optionee the Option to purchase from the presently authorized and unissued Common Stock of the Company the Shares identified below, all pursuant to and in accordance with the terms of the Plan and this Agreement.

DESCRIPTION OF OPTION

Date this Option is issued (“Date of Issuance”):

Date Option expires (“Expiration Date”): Ten years after Date of Issuance.

Number of shares of Company Common Stock (each a “Share,” collectively the “Shares”) covered by this Option:

Purchase price per share (“Purchase Price”): $

Exercise Eligibility dates and Shares eligible for purchase (cumulatively to be rounded to the nearest 100 Shares) on each such eligibility date:

Options will vest at the rate of one-forty-eighth (1/48) of the Shares optioned each month, commencing one month after Date of Issuance.

This Option is a non-qualified option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

The Optionee may exercise the Option for less than the total number of Shares for which the Option is exercisable, provided that a partial exercise may not be for less than 100 Shares unless the total number of Shares as to which the Option is exercisable at any such time is less than 100. The Company will issue no fractional Shares.

Nothing contained herein shall be construed to limit or restrict any right of the Company or its stockholders to terminate the Optionee pursuant to law at any time or to increase or decrease any fees or other consideration paid to Optionee from the rate in existence at the time the Option is granted.

2. Term of Option. The right to exercise the Option granted hereunder, to the extent unexercised, shall remain in effect until the Expiration Date specified at the top of page 1 hereof unless this Option is sooner terminated in accordance with Section 4 hereof.

3. Termination of Option. If the Optionee ceases to be a member of the Board for any reason other than his death or permanent disability, all options granted to him shall terminate 90 days from the date such directorship terminates, as specified in Section 12 of the Plan.

4. Adjustments. Adjustments in the number of Shares subject to the Option will be made in accordance with Section 16 of the Plan.

5. Cessation of Corporate Existence. Upon the dissolution or liquidation of the Company, the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or the sale of all or substantially all of the assets of the Company to another corporation or entity, the Committee may take such action, if any, as it in its discretion may deem appropriate to accelerate the time within which and the extent to which the Option may be exercised, to terminate the Option at or prior to the date of any such event or to provide for the assumption of the Option by surviving, consolidated, successor or transferee corporations. Any action so taken by the Committee hereunder shall be final, binding and conclusive.

6. Non-Transferability. The Option is not assignable or transferable by the Optionee, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and is exercisable during the Optionee’s lifetime only by the Optionee.

7. No Stockholder Rights. The Optionee shall have no rights or privileges as a stockholder with respect to any Shares subject hereto until the Optionee or such person has become the holder of record of such Shares, and no adjustment (except such adjustments as may be effected pursuant to the provisions of Section 5 hereof) shall be made for dividends or distributions of rights in respect of such Shares if the record date is prior to the date on which the Optionee becomes the holder of record.

8. Investment Representation. The Optionee hereby represents that the Option and any Shares purchased hereunder are being acquired for the Optionee’s own account and not with a view to or for sale in connection with any distribution thereof except as may be permitted by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

9. Conditions to Issuance of Shares. THE COMPANY’S OBLIGATION TO ISSUE SHARES OF ITS COMMON STOCK UPON EXERCISE OF THE OPTION IS EXPRESSLY CONDITIONED UPON THE COMPLETION BY THE COMPANY OF ANY REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES UNDER ANY STATE OR FEDERAL LAW OR RULINGS OR REGULATIONS OF ANY GOVERNMENT REGULATORY BODY OR THE MAKING OF SUCH INVESTMENT REPRESENTATIONS OR OTHER REPRESENTATIONS AND AGREEMENTS BY THE OPTIONEE IN ORDER TO COMPLY WITH THE REQUIREMENTS OF ANY EXEMPTION FROM ANY SUCH REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES WHICH THE COMPANY SHALL, IN ITS SOLE DISCRETION, DEEM NECESSARY OR ADVISABLE. SUCH REQUIRED REPRESENTATIONS AND AGREEMENTS MAY INCLUDE REPRESENTATIONS AND AGREEMENTS THAT THE OPTIONEE (A) IS NOT PURCHASING SUCH SHARES FOR DISTRIBUTION AND (B) AGREES TO HAVE PLACED UPON THE FACE AND REVERSE OF ANY CERTIFICATES FOR SUCH SHARES A LEGEND SETTING FORTH ANY REPRESENTATIONS AND AGREEMENTS WHICH HAVE BEEN GIVEN TO THE COMPANY OR A REFERENCE THERETO AND STATING THAT, PRIOR TO MAKING ANY SALE OR OTHER DISPOSITION OF ANY SUCH SHARES, THE OPTIONEE WILL GIVE THE COMPANY NOTICE OF INTENTION TO SELL OR DISPOSE OF THE SHARES NOT LESS THAN FIVE DAYS PRIOR TO SUCH SALE OR DISPOSITION.

10. Method of Acceptance. This Agreement is addressed to the Optionee in duplicate and shall not be effective until the Optionee executes the acceptance below and returns one copy to the Company, thereby acknowledging that he has read and agreed to all the terms and conditions of this Agreement and the Plan. The Optionee hereby acknowledges and agrees that the acceptance of the Option constitutes satisfaction in full of any and all pre-existing understandings or commitments between the Company and Optionee relating to Optionee’s right to acquire equity securities of the Company.

EXECUTED as of the Date of Issuance specified at page 1 hereof.

PROGRESSIVE GAMING INTERNATIONAL CORPORATION

By:

Title:

ACCEPTED:

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